UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 10, 2024

Fuss Brands Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34808	88-1273503
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas 3rd Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2024, Issamar Ginzberg tendered his resignation from the Board of Directors of Fuss Brands Corp. (the “Company”). Accordingly, Issamar Ginzberg, serving as the sole director and as the only officer, will cease to be the Company’s Chief Executive Officer and Director. There were no disagreements between the Company and Issamar Ginzberg. Also on January 10, 2024, the shareholders of the Company elected Cheskel Meisels to act as the new Chairman of the Board of Directors of the Company. Concurrently with such election, Cheskel Meisels agreed to his appointment.

Mr. Cheskel Meisels, 46, has had a long and notable career in the business industry. Since 2018, he has held the position of CEO at Results Capital LLC. Throughout his career, Meisels has gained recognition for his expertise in advising clients in various sectors such as real estate, health care, insurance, and reinsurance. Over the past decade, Mr. Meisels has been actively involved in debt restructuring, capital reserves, and business development strategies. To date, Mr. Meisels efforts have contributed to the successful restructuring of over one billion dollars of debt, as well as the implementation of effective measures to increase revenues and reduce overhead costs. In June of 2023, Mr. Meisels was appointed CEO of NYS Edge Construction and Concrete LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resolutions of the shareholders, dated January 10, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 11, 2024

FUSS BRANDS CORP.

/s/ Cheskel Meisels
By:	Cheskel Meisels
Title:	CEO

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